Exhibit 99.1

Centers for Disease Control and Prevention Traveler-based Genomic Surveillance Program Contract Renewed through 2027

NEW YORK, March 5, 2025 -- XWELL Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), an authority in wellness solutions for people on the go, announced that the Centers for Disease Control and Prevention (CDC) has extended its Traveler-based Genomic Surveillance Program for three years.

This project has been supported in whole or in part by the Centers for Disease Control & Prevention under contract number 75D30125C20439.

For more information, please visit XWELL.com.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	XpresSpa is a leading retailer of wellness services and related products.

•	Naples Wax Center is a group of upscale skin care boutiques.

•	XpresCheck, in partnership with the CDC and Ginkgo Biosecurity, conducts biosurveillance monitoring in its airport locations to identify new SARS-CoV-2 variants of interest and concern as well as other pathogens entering the country from across the world.

•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the anticipated use of proceeds from the private placement. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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Heather Tidwell

MWW

htidwell@mww.com